EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement File Nos. 33-52635, 33-58409, 333-25569, 333-80945, 333-32416, 333-56806, 333-83498, 333-83420, 33-58407, 333-61488, 333-61490, 333-83418, 333-88669, 333-40354, 333-56356, 333-94977, 333-91972, 333-108245, 333-108247, 333-147002, 333-148137, and 333-148176 of our report dated December 17, 2007, (except for Note 15, as to which the date is April 9, 2008) with respect to the consolidated financial statements and schedule of ADC Telecommunications, Inc. and subsidiaries, included in this current report on Form 8-K of ADC Telecommunications, Inc. dated April 11, 2008.

Minneapolis, Minnesota
April 9, 2008